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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K



                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 3, 1997

                     Noise Cancellation Technologies, Inc.
              (Exact name of Registrant as specified in Charter)


      Delaware                         0-18267               59-2501025
(State or other juris-              (Commission             (IRS Employer
diction of incorporation)            File Number)            Identification
                                                             Number)


1025 West Nursery Road, Linthicum, Maryland                         21090
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number including area code:          (410) 636-8700


                                     None
         (Former name or former address, if changes since last report)




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Item 5.  Other Events.

      The following transactions were reported previously in Note 6 -- Subsequent Events -- of the notes to the condensed consolidated financial statements (unaudited) in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "Third Quarter 10-Q").

     Between October 28, 1997 and November 13, 1997, the Company entered into a series of subscription agreements (the "Subscription Agreements") to sell an aggregate amount of $13.3 million of the Company's Series C Convertible
Preferred Stock (the "Preferred Stock") in a private placement pursuant to Regulation D of the Securities Act to 32 unrelated accredited investors through two dealers (the "1997 Preferred Stock Private Placement"). Subscription Agreements totalling $11.3 million have been received and accepted by the Comany through November 13, 1997. Of the total Preferred Stock Offering, sales of Preferred Stock in the aggregate amount of $6.1 million were completed as of November 13, 1997, with the balance of the sales in the aggregate amount of $7.2 million scheduled to be completed by November 18, 1997. Assuming such completion, the aggregate net proceeds to the Company of the 1997 Preferred Stock Private Placement are estimated at $11.9 million. Each share of the Preferred Stock has a par value of $.10 per share and a stated value of one thousand dollars ($1,000) with an accretion rate of four percent (4%) per annum on the stated value. Each share of Preferred Stock is convertible into fully paid and nonassessable shares of the Company's common stock subject to certain limitations. Under the terms of the Subscription Agreements the Company is required to file a registration statement ("Registration Statement") on Form S-3 covering the resale of all shares of common stock of the Company issuable upon conversion of the Preferred Stock then outstanding within sixty (60) days after the first Closing of the 1997 Preferred Stock Private Placement. The shares of Preferred Stock become convertible into shares of common stock at any time commencing after the earlier of (i) the effective date of the Registration Statement; or (ii) ninety (90) days after the date of filing of the Registration Statement. Each share of Preferred Stock is convertible into a number of shares of common stock of the Company as determined in accordance with the following formula (the "Conversion Formula"):

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                              [(.04) x (N/365) x (1,000)] + 1,000
                                        Conversion Price

      where

            N  =        the number of days between (i) the closing date of the
                        Preferred Stock being converted, and (ii) the conversion date thereof.

            Conversion
            Price  =    the  lesser  of (x) 120% of the  five (5) day  average
                        closing bid Price  of  common  stock   immediately
                        prior to the closing date of the Preferred Stock being converted or (y) 20% below the five (5) day average closing bid price of common stock immediately prior to the conversion date thereof.

            Closing
            Date  =     the  date  of  the   closing   as  set  forth  in  the
                        subscription agreement pertaining to the Preferred
                        Stock being converted.

      The conversion terms of the Preferred Stock also provide that in no event shall the average closing bid price referred to in the Conversion
Formula be less than $0.625 per share and in no event shall the Company be obligated to issue more than 26,000,000 shares of its common stock in the aggregate in connection with the conversion of the Preferred Stock. Under the terms of the Subscription Agreement the Company may be subject to a penalty if the Registration Statement is not declared effective within one hundred twenty (120) days after the first closing of any incremental portion of the offering of Preferred Stock, such penalty to be in an amount equal to one and one half percent (1.5%) per month of the aggregate amount of Preferred Stock sold in the offering up to a maximum of ten percent (10%) of such aggregate amount. The Subscription Agreements also provide that for a period commencing on the date of the signing of the Subscription Agreements and ending ninety (90) days after the closing of the offering the Company will be prohibited from issuing any debt or equity securities other than Preferred Stock, and that the Corporation will be required to make certain payments in the event of its failure to effect conversion in a timely manner or in the event it fails to reserve sufficient authorized but unissued common stock for issuance upon conversion of the Preferred Stock.

      The following are condensed consolidated balance sheets (unaudited) of the Company and its subsidiaries as of September 30, 1997, as previously filed in the Third Quarter 10-Q, and as of November 13, 1997, reflecting the transactions noted above. The presentation in the balance sheet as of November 13, 1997, is consistent with the presentation in the balance sheet as of September 30, 1997. In the opinion of management, all adjustments (consisting of normal recurring accruals and certain adjustments to reserves and allowances) considered necessary for a fair presentation have been included. This balance sheet should be read in conjunction with the condensed consolidated financial statements (unaudited) and the notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended
September 30, 1997.   For  further   information,   refer  to  the
consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.


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NOISE CANCELLATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                       (Thousands of dollars)

                                                September 30,     November 13,
                                                    1997             1997
                                                _____________     ____________
      ASSETS:
Current Assets:
  Cash and cash equivalents                     $    1,038        $   6,179
  Accounts receivable:
   Trade:
     Technology license fees and royalties      $      210        $     210
     Joint Ventures and affiliates                      21               21
     Other                                             630              510
   Unbilled                                              7               17
   Allowance for doubtful accounts                    (124)            (124)
                                                ___________      __________
      Total accounts receivable                 $      744        $     634

  Inventories, net of reserves                       1,350            1,146
  Other current assets                                  35               (6)
                                                ___________      __________

      Total current assets                      $    3,167       $    7,953

Property and equipment, net                          1,466            1,332
Patent rights and other intangibles, net             1,572            1,544
Other assets                                            49               51
                                                __________       __________
                                                $    6,254       $   10,880
                                                ==========       ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                              $    2,383       $    1,838
  Accrued expenses                                     981            1,085
  Accrued payroll, taxes and related expenses          427              484
  Customers' advances                                   87                3
                                                ----------       ----------
      Total current liabilities                 $    3,878       $    3,410
                                                ----------       ----------

Commitments and contingencies

      STOCKHOLDERS' EQUITY
Preferred stock, $.10 par value, 10,000,000
  shares authorized
  11,250 issued as of November 13, 1997         $        -       $        1
Common stock, $.01 par value, 185,000,000
  shares authorized, issued and outstanding
  132,214,081 and 132,842,791 shares,
  respectively                                  $    1,312       $    1,319
Additional paid-in-capital                          89,804          100,925
Accumulated deficit                                (88,851)         (90,371)
Cumulative translation adjustment                      116              185
Common stock subscriptions receivable                   (5)          (4,589)
                                                ----------       ----------
   Total stockholders' equity                   $    2,376       $    7,470
                                                ----------       ----------
                                                $    6,254       $   10,880
                                                ==========       ==========
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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NOISE CANCELLATION TECHNOLOGIES, INC.


                                    By    /s/ CY E. HAMMOND
                                          Senior Vice President,
                                          Chief Financial Officer

Dated:  November 14, 1997